Park City Group Reports Second Quarter Fiscal 2012 Financial Results

Food and Drug Safety Partnership Planned with Leavitt Partners

Marks an Important Strategic Milestone

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Quarterly subscription revenue of $1.7 million, a 5.4% increase year over year

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2Q12 total revenue of $2.6 million versus $2.7 million during the same period a year ago

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2Q12 free cash flow of $414,000

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2Q12 adjusted EBITDA of $429,000

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2Q12 GAAP EPS ($0.03), versus breakeven during 2Q11

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2Q12 non-GAAP EPS breakeven, versus $0.03 during 2Q11

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Year over year total debt reduction of  $817,000, a 20% decrease

PARK CITY, Utah – February 14, 2012 -- Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today announced results for its fiscal second quarter ended December 31, 2011.

“Our three primary initiatives during fiscal 2012 are to increase the adoption of our end-to-end supply chain management solutions, expand into at least one new retail vertical outside of the grocery industry, and validate our track and trace technology for use as a food and drug safety registry.  We made significant progress on all three of these initiatives during the first half of the year,” said Randall K. Fields, Park City Group’s Chairman and CEO. “We’re seeing an acceleration of customers deploying more of our solutions deeper into their supply chains.  In addition, we’re increasingly confident of a significant win in an additional vertical market given our growing sales pipeline.”

“Finally, our recently announced venture with Leavitt Partners has significant implications for both the adoption of our food and drug safety global registry, as well as for the future overall growth of our Company.  Leavitt Partners provides industry-recognized thought leadership that will accelerate the adoption of our track and trace technology as the industry standard.  Successful adoption not only provides the opportunity to expand our addressable market, but also offers the potential to significantly increase our revenue and profitability. It’s currently anticipated that the partnership will be a newly created entity primarily capitalized by independent investors. As a result of these three initiatives, growth of our retail/supplier connections and revenue should begin to accelerate during the fourth quarter.”

Revenue

Total revenue for the second quarter ended December 31, 2011 was $2.6 million, a 6.5% decrease from the prior year.  The Company said its shift to a subscription based revenue model makes quarterly comparisons of maintenance, professional services, and license revenue difficult, as these can vary significantly from quarter to quarter.  The decrease in non-subscription revenues was largely anticipated, and reflects management’s emphasis on growing subscription revenue in future periods. Subscription revenue is expected to continue to increase as a percentage of revenue and other revenue categories will continue to decrease, or remain volatile. This was evident during the second quarter, as maintenance, professional services, and license revenue decreased 15%, 36%, and 27%, respectively.

Subscription revenue during the second quarter increased 5.4% to $1.7 million, reflecting growth of retail and supplier customers contracted during the last several quarters, which was partially offset by customer churn.  “Our churn rate was slightly higher than normal during the second quarter, which offset subscription revenue growth by approximately five percentage points,” said David Colbert, the Company’s Chief Financial Officer.

Commenting on revenue trends, Mr. Fields said, “So far this fiscal year, more than a dozen of our current retail and supplier customers have agreed to deploy additional point solutions that help not only diagnose problems within their supply chains, but also provide solutions to those problems.  This is solid evidence that our shift from being a tactical to a strategic service provider is accelerating.”

Net (Loss) Income

Net loss available to common shareholders for the quarter ended December 31, 2011 was ($385,000), or ($0.03) per share, as compared to a net loss of ($22,000), or ($0.00) per share, during the prior year period. Non-GAAP EPS for the second quarter were $0.00 versus $0.03 during the same period last year.

Cash

During the quarter ended December 31, 2011, free cash flow was $414,000, compared to $482,000 during the same period last year. On a year over year basis, the Company reduced its debt balance by $817,000, or 20%, to end the second quarter with a balance of $3.2 million. Total cash was $942,000 at December 31, 2011.

The Company will host a conference call at 4:30 P.M. Eastern to discuss today’s results. Investors and interested parties may participate in the call by dialing (877) 675-3568 and referring to Conference ID: 48543871. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com. A toll free replay of the conference call will be available until February 21, 2012 by dialing (855) 859-2056 and entering Conference ID: 48543871.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain.  With over $100 million invested in development and 16 years of commercialization surrounding its proprietary scan based data platform, the Company’s services increase customers’ sales and profitability, while ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps retail and consumer packaged goods customers turn transactional information into actionable strategies to lower inventory, increase sales and improve efficiencies in the supply chain.

The Company’s Food Safety Global RegistryTM provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently-passed Food Safety Modernization Act.  The Food Safety Global Registry, an internet-based technology, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.  For more information, go to www.parkcitygroup.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP earnings per share, net debt and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Net debt is the total debt balance less the cash balance. Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051

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PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Subscription	$1,681,000	$1,595,345	$3,423,130	$3,144,892
Maintenance	494,351	584,732	1,009,647	1,152,951
Professional services and other revenue	168,971	262,213	363,015	552,433
Software licenses	222,800	304,719	350,610	462,719

Total revenues	2,567,122	2,747,009	5,146,402	5,312,995

Operating revenues:
Cost of services and product support	1,115,113	908,846	2,255,374	1,800,401
Sales and marketing	568,797	737,936	1,230,545	1,357,534
General and administrative	790,855	648,493	1,550,392	1,712,815
Depreciation and amortization	220,835	182,492	444,800	376,606

Total operating expenses	2,695,600	2,477,767	5,481,111	5,247,356

(Loss) Income from operations	(128,478)	269,242	(334,709)	65,639

Other income (expense):
Interest expense	(47,394)	(84,687)	(120,884)	(183,177)

(Loss) income before income taxes	(175,872)	184,555	(455,593)	(117,538)

(Provision) benefit for income taxes	-	-	-	-

Net (loss) income	(175,872)	184,555	(455,593)	(117,538)

Dividends on preferred stock	(208,867)	(206,975)	(417,220)	(414,070)

Net income (loss) applicable to common shareholders	$(384,739)	$ (22,420)	$(872,813)	$(531,608)

Weighted average shares, basic and diluted	11,698,000	11,138,000	11,674,000	11,044,000
Basic and diluted loss per share	$ (0.03)	$ (0.00)	$ (0.07)	$ (0.05)

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	December 31, 2011	June 30, 2011
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$ 942,327	$ 2,618,229
Receivables, net of allowance of $55,000 and $15,581
at December 31, 2011 and June 30, 2011, respectively	1,524,059	2,059,773
Prepaid expenses and other current assets	217,225	265,818

Total current assets	2,683,611	4,943,820

Property and equipment, net	545,751	651,992

Other assets:
Deposits and other assets	24,026	24,026
Customer relationships	2,973,809	3,184,967
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	292,330	365,413

Total other assets	8,096,098	8,380,339

Total assets	$ 11,325,460	$ 13,976,151

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$ 526,604	$ 790,914
Accrued liabilities	1,365,505	1,162,775
Deferred revenue	1,127,728	1,663,232
Capital lease obligations	72,979	107,547
Lines of credit	1,200,000	1,200,000
Note payable	1,031,060	2,414,853

Total current liabilities	5,323,876	7,339,321

Long-term liabilities:
Notes payable, less current portion	941,813	1,271,691
Capital lease obligations, less current portion	10,404	41,202

Total liabilities	6,276,093	8,652,214

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	December 31, 2011	June 30, 2011
	(Unaudited)
Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value, 30,000,000 shares
authorized; 672,670 and 667,955 shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively	6,768	6,680
Series B Convertible Preferred stock, $0.01 par value, 30,000,000 shares
authorized; 411,927 shares issued and outstanding at December 31, 2011 and June 30, 2011	4,119	4,119
Common stock, $0.01 par value, 50,000,000 shares authorized; 11,657,901 and
11,612,460 issued and outstanding at September 30, 2011 and June 30, 2011,
Respectively	117,749	116,125
Additional paid-in capital	36,685,115	36,088,584
Accumulated deficit	(31,764,384)	(30,891,571)

Total stockholders’ equity	5,049,367	5,323,937

Total liabilities and stockholders’ equity	$ 11,325,460	$ 13,976,151

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended December 31,
	2011	2010
Cash Flows From Operating Activities:
Net loss	$ (455,593)	$ (117,538)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	444,800	376,606
Bad debt expense	69,194	2,888
Stock compensation expense	563,175	363,071
Stock issued for litigation settlement	-	375,000
Decrease (increase) in:
Trade receivables	466,520	73,452
Prepaids and other assets	48,593	(36,381)
(Decrease) increase in:
Accounts payable	(264,310)	(266,007)
Accrued liabilities	54,985	(227,074)
Deferred revenue	(535,504)	96,639

Net cash provided by operating activities	391,860	640,656

Cash Flows From Investing Activities:
Purchase of property and equipment	(54,318)	(24,973)
Capitalization of software costs	-	(197,051)

Net cash used in investing activities	(54,318)	(222,024)

Cash Flows From Financing Activities:
Proceeds from issuance of note payable	137,028	-
Proceeds from exercise of warrants	12,749	-
Proceeds from issuance of stock	-	140,800
Dividends paid	(247,156)	(123,578)
Payments on notes payable and capital leases	(1,916,065)	(362,265)

Net cash used in financing activities	(2,013,444)	(345,043)

Net (decrease) increase in cash	(1,675,902)	73,589

Cash and cash equivalents at beginning of period	2,618,229	1,157,431

Cash and cash equivalents at end of period	$ 942,327	$ 1,231,020

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ 180,943	$ 144,564

Supplemental Disclosure of Non-cash Investing and Financing Activities
Common stock to pay accrued liabilities	$ 418,434	$ 405,000
Dividends accrued on preferred stock	$ 417,220	$ 414,070
Dividends paid with preferred stock	$ 167,060	$ 162,230

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(In $000’s)

Unaudited results of operations

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Net Income (loss)	($176)	$185	($456)	($117)

Adjusted EBITDA Reconciliation Adjustments:
Depreciation and amortization	221	182	445	376
Bad debt expense	27	3	70	3
Interest, net	47	85	120	183
Stock based compensation	310	232	563	363
One-time expenses (stock and cash)	-	-	60	450

Adjusted EBITDA	$429	$687	$802	$1,258

Non-GAAP Net Income (Loss) to Common Shareholders and EPS

(In $000’s, except per share)

Unaudited results of operations

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Net Income (loss)	($176)	$185	($456)	($117)

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	310	232	563	363
One-time expenses (stock and cash)	-	-	60	450
Acquisition related amortization	126	126	252	252

Non-GAAP Net Income	$260	$543	$419	$948

Preferred dividends	(209)	(207)	(417)	(414)

Non-GAAP Net Income to Common Shareholders	$51	$336	$2	$534

Weighted average shares, diluted	11,698,000	11,138,000	11,674,000	11,044,000
Non-GAAP EPS, diluted	$0.00	$0.03	$0.00	$0.05

Non-GAAP Free Cash Flow

(In $000’s)

Unaudited results of operations

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Net Cash Provided by Operating Activities	$448	$598	$392	$641

Non-GAAP Free Cash Flow Reconciliation Adjustments:
Purchase of property and equipment	(34)	(8)	(54)	(25)
Capitalized software costs	-	(108)	-	(197)

Non-GAAP Free Cash Flow	$414	$482	$338	$419

Non-GAAP Net Debt

(In $000’s)

Unaudited results of operations

	As of
	December 31,
	2011	2010

Total Debt	$3,173	$3,990

Less Total Cash	$942	$1,231

Non-GAAP Net Debt	$2,231	$2,759